As filed with the Securities and Exchange Commission on October 2, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOAGE LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-4721157
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 370

Emeryville, California 94608

(510) 806-1445

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kristen Fortney, Ph.D.

Chief Executive Officer and President

BioAge Labs, Inc.

5885 Hollis Street, Suite 370

Emeryville, California 94608

(510) 806-1445

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew Rossiter, Esq.

Robert A. Freedman, Esq.

Julia Forbess, Esq.

Fenwick & West LLP

555 California Street

12th Floor

San Francisco, California 94104

(415) 875-2300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 2, 2025

PROSPECTUS

BioAge, Inc.

2,227,124 Shares of Common Stock Offered by the Selling Stockholder

This prospectus relates to the proposed resale or other disposition from time to time, in one or more offerings, by the selling stockholder identified in this prospectus of up to an aggregate of 2,227,124 shares of our common stock, par value $0.00001 per share. The shares being offered consist of (i) 1,638,236 shares issued upon the conversion of preferred stock issued and sold to the selling stockholder (the “preferred stock financing”) pursuant to the Series D Preferred Stock Purchase Agreement, dated as of February 1, 2024, to which we and the selling stockholder are parties, and (ii) 588,888 shares issued and sold to the selling stockholder in a private placement (the “private placement”) pursuant to a Share Purchase Agreement, dated as of September 25, 2024, to which we and the selling stockholder are parties (the “Share Purchase Agreement”). We are not selling any shares of our common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of the shares by the selling stockholder.

We are registering the resale of the shares of our common stock covered by this prospectus to satisfy certain of our obligations under the terms of the Share Purchase Agreement and the Amended and Restated Investors’ Rights Agreement, dated as of February 1, 2024, to which we and the selling stockholder are parties (the “IRA”).

We have agreed, pursuant to the terms of the Share Purchase Agreement and IRA, to pay all fees and expenses incurred in connection with the registration of these shares of our common stock. The selling stockholder will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of these shares of our common stock.

The selling stockholder, including its pledgees, donees, transferees or other successors-in-interest, may sell the shares of common stock on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See section titled “Plan of Distribution” elsewhere in this prospectus for more information about how the selling stockholder may sell or otherwise dispose of its shares of common stock hereunder.

The selling stockholder may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling stockholder may sell its shares of common stock hereunder following the effective date of the registration statement of which this prospectus forms a part.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

i

Our common stock is traded on The Nasdaq Global Select Market under the symbol “BIOA.” On September 29, 2025, the last reported sales price for our common stock was $5.45 per share. None of the other securities we may offer are currently traded on any securities exchange. The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on The Nasdaq Global Select Market or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

An investment in our common stock involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 6 of this prospectus as well as those included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus before investing in our common stock.

The registration statement to which this prospectus relates registers the resale of a substantial number of our shares of common stock by the selling stockholder. Sales in the public market of a large number of shares of our common stock, or the perception in the market that holders of a large number of shares of our common stock intend to sell shares, could reduce the market price of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2025

ii

iii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholder may, from time to time, sell the shares of our common stock described in this prospectus in one or more offerings.

Neither we, nor the selling stockholder, have authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained in or incorporated by reference in this prospectus. The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the applicable dates of the documents incorporated by reference, even though this prospectus is delivered or shares are sold on a later date. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We are responsible for all of the disclosures contained in this prospectus, and we believe that these sources are reliable; however, we have not independently verified the information contained in such publications. In addition, such market data, industry statistics and other data may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” contained in this prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the sections titled “Where You Can Find More Information” and “Incorporation of Information by Reference” beginning on page 8 of this prospectus.

In this prospectus, unless the context otherwise requires, the terms “BioAge,” the “Company,” “we,” “us,” and “our” refer to BioAge Labs, Inc., a Delaware corporation.

The BioAge marks and logos, along with our other registered or common law trade names, trademarks or service marks, appearing in this prospectus are valuable company assets and are the exclusive property of BioAge. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus appear without the ® and ™ symbols, but this should not be interpreted as a waiver of any rights, and we fully reserve the right to assert and protect our intellectual property rights concerning our marks in accordance with applicable laws.

All other service marks, trademarks and trade names appearing in this prospectus are the property of their respective owners. Our use of third-party trade names, trademarks or service marks in this prospectus does not imply any affiliation with, endorsement by, or sponsorship by us of those companies.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus. This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision. See “Special Note Regarding Forward-Looking Statements.”

Our Company

We are a biopharmaceutical company developing therapeutic product candidates for metabolic diseases, such as obesity, by targeting the biology of human aging. Our technology platform and differentiated human datasets enable us to identify promising targets based on insights into molecular changes that drive aging. The primary focus of our portfolio is mechanisms that complement GLP-1 agonists and address key unmet needs. Among our therapeutic goals is the potential development of an all-oral combination product for obesity.

In January 2025, we announced the nomination of our lead program, BGE-102, a structurally novel, orally available small molecule NLRP3 inhibitor with high potency and brain penetration. We are initially developing BGE-102 for obesity since NLRP3-driven inflammation in the brain has been shown to dysregulate energy intake. In preclinical models, BGE-102 demonstrated weight loss both as a monotherapy and in combination with a GLP-1R agonist.

In August 2025, we announced that the first patient was dosed in our Phase 1 Single Ascending Dose (“SAD”) / Multiple Ascending Dose (“MAD”) clinical trial for BGE-102, with initial Phase 1 SAD data anticipated by year-end 2025 and complete phase 1 results by mid-2026. We intend to initiate an obesity proof-of-concept clinical trial for BGE-102 in the first half of 2026, with data for this study anticipated in the second half of 2026.

We are also developing novel apelin receptor APJ agonists for obesity, including programs targeting both oral and parenteral (subcutaneous) administration. In preclinical obesity models, APJ agonism has demonstrated the ability to more than double the weight loss induced by a GLP-1R agonist while also restoring healthy body composition and improving muscle function. In June 2025, we announced an option agreement with JiKang Therapeutics for a novel APJ agonist antibody, as well as the filing of a U.S. provisional patent for novel small molecule APJ agonists. We intend to file INDs for both the oral and parenteral APJ programs by 2026 year-end.

Private Placement

On September 25, 2024, we entered into the Share Purchase Agreement with the selling stockholder, pursuant to which we agreed to issue and sell to the selling stockholder an aggregate of 588,888 shares of our common stock, par value $0.00001 per share (the “common stock”), at a price per share equal to the initial public offering price of $18.00 per share. The aggregate gross proceeds for the sale of the shares of common stock was approximately $10.6 million, and after deducting placement agent fees, the net proceeds received by us in the private placement was approximately $9.9 million.

Under the Share Purchase Agreement, we agreed to use commercially reasonable efforts to prepare and file a registration statement with the SEC for purposes of registering the resale of 588,888 shares of our common stock held by the selling stockholder. We also agreed to use commercially reasonable efforts to cause the registration statement to be promptly declared effective by the SEC. This prospectus is part of that registration statement.

Additionally, we agreed to maintain the effectiveness of the registration statement until the earliest to occur of: (i) the date that all of the shares purchased by the selling stockholder covered by the registration statement have been sold or can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, or (ii) September 27, 2026, which is two years following the closing of the purchase and sale of the shares covered by the registration statement. We have agreed to be responsible for all fees and expenses incurred in connection with the registration of the shares.

The description of the Share Purchase Agreement is not complete and is qualified in its entirety by reference to the Share Purchase Agreement, the form of which has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on September 27, 2024. The representations, warranties and covenants made by us in such agreement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Series D Convertible Preferred Stock Financing

In two closings in February 2024, we sold an aggregate of 49,713,402 shares of our Series D redeemable convertible preferred stock (“Series D Preferred Stock”) at a price per share of $3.4196 for total gross proceeds of approximately $170.0 million (the “Series D Preferred Stock Financing”). Each share of our Series D Preferred Stock automatically converted into 0.224084614 shares of our common stock in connection with the completion of our initial public offering. In connection with our Series D Preferred Stock Financing, we entered into the investors’ rights agreement (“IRA”) with certain holders of our redeemable convertible preferred stock, including the selling stockholder. Under the IRA, the selling stockholder is entitled to rights with respect to the registration of its shares under the Securities Act.

The registration rights described above will terminate, with respect to any particular holder of these rights, on the earliest to occur of (i) such time after this offering when all of such holder’s registrable securities could be sold without any restriction on volume or manner of sale in any three-month period under Rule 144 or any successor, (ii) upon a deemed liquidation event, as defined in our restated certificate of incorporation or a sale by our stockholders, in one transaction or series of related transactions, of equity securities that represent, immediately prior to such transaction or transactions, at least a majority by voting power of our equity securities pursuant to an agreement approved by our Board and the investors holding at least a majority of our outstanding preferred stock (voting together as a single class on an as-converted basis) and entered into by us or (iii) the fifth anniversary of this offering.

Corporate Information

We were incorporated under the laws of the State of Delaware on April 1, 2015, under the name BioAge Labs, Inc.

Our principal executive offices are located at 5885 Hollis Street, Suite 370, Emeryville, California 94608, and our telephone number is (510) 806-1445. Our website address is https://bioagelabs.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our securities.

THE OFFERING

Common stock offered by selling stockholder	2,227,124 shares held by the selling stockholder identified in the “Selling Stockholder” section of this prospectus.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

Risk factors	See “Risk Factors” included herein, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Select Market Symbol	BIOA

The selling stockholder named in this prospectus may offer and sell up to an aggregate of 2,227,124 shares of our common stock. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholder, we are referring to all 2,227,124 shares of common stock that are held by the selling stockholder as of September 22, 2025.

We agreed to file this prospectus pursuant to the Investor’s Rights Agreement and the Share Purchase Agreement with the selling stockholder. Additional information with respect to the Share Purchase Agreement is contained in this prospectus under the heading “Selling Stockholder” and in our Quarterly Report on Form 10-Q filed with the SEC on November 7, 2024.

When we refer to the selling stockholder, we are referring to the selling stockholder identified in the “Selling Stockholder” section of this prospectus and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, or other non-sale related transfer that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The Implications of Being an Emerging Growth Company and Smaller Reporting Company

We qualify as an “emerging growth company” as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

•
an exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes- Oxley Act of 2002, as amended;
•
reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements, including an exemption from complying with new pay versus performance disclosure requirements; and
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exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Any decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable. We have elected to use this extended transition period.

We will remain an emerging growth company until the earliest of (i) the last day of its first fiscal year (a) in which the Company has total annual gross revenues of at least $1.235 billion, or (b) in which the Company is deemed to be a large accelerated filer, which means the market value of its common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th, (ii) the date on which it has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period and (iii) December 31, 2024. We may choose to take advantage of some or all of these reduced reporting burdens.

If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider all of the information contained or incorporated by reference in this prospectus, including the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, and other documents we file with the SEC that are deemed incorporated by reference into this prospectus, which may be amended, supplemented, or superseded from time to time by an applicable prospectus supplement relating to an offering of our shares of common stock pursuant to this prospectus or other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and therein (together, the “Prospectus”) contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement.

All statements other than statements of historical facts contained in this Prospectus are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. All statements other than statements of historical fact contained in this Prospectus, including without limitation statements regarding our plans to develop and commercialize our product candidates, the potential for BGE-102 as a treatment for obesity, the timing and results of our ongoing or planned preclinical studies and clinical trials, risks associated with clinical trials, including our ability to adequately manage clinical activities for BGE-102 and our APJ program, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, the timing of and our ability to obtain and maintain regulatory approvals, the clinical utility of our product candidates, our commercialization, marketing and manufacturing capabilities and strategy, our expectations about the willingness of healthcare professionals to use our product candidates, the sufficiency of our cash, cash equivalents, and marketable securities, general economic, industry and market conditions, including fluctuating interest rates and inflation, cybersecurity incidents, significant political, trade or regulatory developments, including tariffs or shifting priorities within the U.S. Food and Drug Administration, and global regional conflicts on our operations and the receipt and timing of potential regulatory designations, approvals and commercialization of BGE-102 or any future product candidates, and the plans and objectives of management for future operations and capital expenditures are forward-looking statements.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, and other reports we file (not furnish) with the SEC in the future, as well as those discussed in this Prospectus and any free writing prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents referred to or incorporated by reference, the date of those documents.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may access, free of charge, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after each such report is electronically filed with, or furnished to, the SEC.

INFORMATION ABOUT US IS ALSO AVAILABLE AT OUR WEBSITE AT HTTPS://BIOAGELABS.COM. HOWEVER, THE INFORMATION ON OUR WEBSITE IS NOT A PART OF THIS PROSPECTUS AND IS NOT INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE INCLUDED OUR WEBSITE ADDRESS IN THIS PROSPECTUS SOLELY AS AN INACTIVE TEXTUAL REFERENCE.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025;
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our Quarterly Reports on Form 10-Q for the three months ended March 31, 2025, filed with the SEC on May 6, 2025, and for the six months ended June 30, 2025, filed with the SEC on August 6, 2025;
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our Current Reports on Form 8-K filed on June 4, 2025, and June 9, 2025;
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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2025 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which information shall update and supersede information included in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024);
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and the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 18, 2024 under Section 12(b) of the Exchange Act, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 20, 2025, including any amendment or report filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to BioAge Labs, Inc., Attn: Investor Relations, 5885 Hollis Street, Suite 370, Emeryville, California 94608, and our telephone number is (510) 806-1445. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to obtain copies of materials that we file with the SEC.

Any statement contained in this prospectus, or in a document, all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS

The proceeds from the sale of shares of common stock offered pursuant to this prospectus are solely for the account of the selling stockholder. Accordingly, we will not receive any of the proceeds from the sale of the shares of common stock offered by this prospectus. See “Selling Stockholder” and “Plan of Distribution” below.

The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDER

This prospectus covers the resale or other disposition, from time to time, by the selling stockholder identified in the table below or its pledgees, donees, transferees or other successors-in-interest, of up to 2,227,124 shares of our common stock issued and sold to the selling stockholder in connection with the preferred stock financing and the private placement. See the section titled “Our Company – Private Placement.”

The table below presents information regarding the selling stockholder, the shares of common stock beneficially owned by it as of September 22, 2025, the shares of common stock that it may sell or otherwise dispose of from time to time under this prospectus and the number and percentage of our common stock the selling stockholder will own assuming all of the shares covered by this prospectus are sold by the selling stockholder.

The information set forth below is based upon information obtained from the selling stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by the selling stockholder as of the date of this prospectus. The percentages of shares owned after the offering are based on 35,850,037 shares of our common stock outstanding as of June 30, 2025, including the shares of common stock registered for resale hereby. Except as described below, to our knowledge, the selling stockholder has not been an officer or director of ours or of our affiliates within the past three years or had any material relationship with us or our affiliates within the past three years.

As used in this prospectus, the term “selling stockholder” includes the selling stockholder set forth below and any pledgees, donees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge, or other non-sale related transfer. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has voting and investment power. Shares of common stock subject to options, restricted stock units or other rights to purchase which are now exercisable or are exercisable within 60 days after September 22, 2025 are considered outstanding for purposes of computing the beneficial ownership and percentage ownership of the persons holding these options or other rights but not considered outstanding for the purpose of computing the percentage ownership of any other person.

The number of shares in the column “Common Stock That May Be Offered Pursuant to This Prospectus” represents all of the shares of our common stock that the selling stockholder may offer under this prospectus. The column “Beneficial Ownership of Common Stock After the Offering” assumes the sale of all the shares that may be offered by the selling stockholder pursuant to this prospectus and that the selling stockholder does not acquire any additional shares of our common stock before the completion of this offering. However, because the selling stockholder may sell all, some or none of its shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholder or that will be held by the selling stockholder after completion of any sales. We do not know how long the selling stockholder will hold the shares before selling them. Other than as described below in the section titled “Certain Relationships and Related Party Transactions,” we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale or other disposition of any of the shares. See the section titled “Plan of Distribution.”

The shares of common stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholder. After the date of effectiveness, the selling stockholder may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their shares.

Information about the selling stockholder may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Beneficial Ownership of Common Stock Prior to the Offering			Common Stock That May Be Offered Pursuant to This Prospectus	Beneficial Ownership of Common Stock After the Offering
Name of Selling Stockholder	Number of Shares		Percent of Class (%)		Number of Shares(1)	Percent of Class (%)
Sofinnova Venture Partners XI, L.P.(2)	2,227,124	(3)	6.2%	2,227,124	0	0%

(1)
Assumes that all the shares of the selling stockholder covered by this prospectus are sold, and that the selling stockholder does not acquire any additional shares of our common stock before the completion of this offering. However, as the selling stockholder can offer all, some, or none of its common stock, no definitive estimate can be given as to the number of shares that the selling stockholder will ultimately offer or sell under this prospectus.
(2)
Dr. Healy, a member of our Board, is also affiliated with Sofinnova Venture Partners XI, L.P.
(3)
Consists of 2,227,124 shares of our common stock. The address for the selling stockholder is c/o Sofinnova Investments, Inc., 3000 Sand Hill Road, Building 3, Suite 150, Menlo Park, CA 94025.

Certain Relationships and Related Party Transactions

Registration Rights

Under the Share Purchase Agreement, we agreed to use commercially reasonable efforts to prepare and file a registration statement with the SEC for purposes of registering the resale of 588,888 shares of our common stock held by the selling stockholder. We also agreed to use commercially reasonable efforts to cause the registration statement to be promptly declared effective by the SEC. This prospectus is part of that registration statement.

Additionally, we agreed to maintain the effectiveness of the registration statement until the earliest to occur of: (i) the date that all of the shares purchased by the selling stockholder covered by the registration statement have been sold or can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, or (ii) September 27, 2026, which is two years following the closing of the purchase and sale of the shares covered by the registration statement. We have agreed to be responsible for all fees and expenses incurred in connection with the registration of the shares.

Series D Convertible Preferred Stock Financing

In February 2024, we issued and sold an aggregate of 49,713,402 shares of Series D Preferred Stock at a price per share of $3.4196, for total gross proceeds of approximately $170.0 million. Each outstanding share of Series D Preferred Stock was automatically converted into 0.224084614 shares of common stock immediately prior to the completion of our initial public offering. The following table summarizes purchases of our Series D Preferred Stock by the selling stockholder:

Purchasers	Series D Convertible Preferred Stock	Total Purchase Price
Sofinnova Venture Partners XI, L.P.	7,310,796	$24,999,998

PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholder may use one or more of the following methods when disposing of the shares or interests therein:

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•
through brokers, dealers or underwriters that may act solely as agents;
•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•
an exchange distribution in accordance with the rules of the applicable exchange;
•
privately negotiated transactions;
•
through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;
•
broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•
a combination of any such methods of disposition; and
•
any other method permitted pursuant to applicable law.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that it meets the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. If the selling stockholder effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the selling stockholder may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker- dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholder has been advised that it may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any underwriters, broker-dealers or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any selling stockholder who is a “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon the Company being notified in writing by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. The maximum commission or discount to be received by any member of the FINRA or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We will pay all expenses of the registration of the shares of common stock pursuant to the Share Purchase Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it.

LEGAL MATTERS

Fenwick & West LLP, San Francisco, California, will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

The consolidated financial statements of BioAge Labs, Inc. as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

2,227,124 Shares of Common Stock Offered by the Selling Stockholder

PROSPECTUS

    , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The table below sets forth estimated expenses in connection with the issuance and distribution of the shares of common stock being registered. None of the expenses listed below are to be paid by the selling stockholder named in the prospectus that forms part of the registration statement.

SEC registration fee	$1,760
Printing and engraving	5,000
Legal fees and expenses	25,000
Accounting fees and expenses	25,000
Miscellaneous expenses	1,000
Total	$57,760

Item 15. Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors and officers for monetary damages for any breach of fiduciary duties as a director or officer, except liability for the following:

•
any breach of the director’s of officer’s duty of loyalty to the registrant or its stockholders;
•
acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•
with respect to directors, under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or
•
any transaction from which the director or officer derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the registrant’s amended and restated bylaws provide that:

•
the registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;
•
the registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;
•
the registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and
•
the rights conferred in the amended and restated bylaws are not exclusive.

The registrant has entered, and intends to continue to enter, into indemnification agreements with each of its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the registrant for which indemnification is sought. The indemnification provisions in the registrant’s restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into or to be entered into between the registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the registrant’s directors and executive officers for liabilities arising under the Securities Act.

The registrant has directors’ and officers’ liability insurance for securities matters.

Item 16. Exhibits

The exhibits listed below are filed (except where otherwise indicated) as part of this registration statement.

		INCORPORATED BY REFERENCE
EXHIBIT NUMBER	EXHIBIT DESCRIPTION	FORM	FILE NO.	EXHIBIT	FILING DATE	FILED HEREWITH

3.1	Amended and Restated Certificate of Incorporation	10-Q	001-42279	3.1	11/07/2024

3.2	Amended and Restated Bylaws	10-Q	001-42279	3.1	11/07/2024

4.1	Form of Common Stock Certificate	S-1	333-281901	4.1	09/03/2024

4.2	Amended and Restated Investors’ Rights Agreement, dated February 1, 2024, by and among the Company and certain of its stockholders.	S-1	333-281901	4.4	09/03/2024

4.3	Share Purchase Agreement, by and among the Company and the Purchaser	8-K	001-42279	10.1	09/27/2024

5.1	Legal Opinion of Fenwick & West LLP					X

23.1	Consent of KPMG LLP					X

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page hereto)					X

107	Filing Fee Table					X

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on October 2, 2025.

BIOAGE LABS, INC.

By:	/s/ Kristen Fortney.
Kristen Fortney, Ph.D.
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kristen Fortney, Ph.D. and Dov Goldstein, M.D., and each of them, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution and resubstitution and full power to act without the other, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Kristen Fortney	Chief Executive Officer, President and Director (Principal Executive Officer)	October 2, 2025
Kristen Fortney, Ph.D.

/s/ Dov Goldstein	Chief Financial Officer (Principal Financial Officer)	October 2, 2025
Dov Goldstein

/s/ Shane Barton	Senior Vice President of Finance and Accounting (Principal Accounting Officer)	October 2, 2025
Shane Barton, C.P.A.

/s/ Eric Morgen	Chief Operating Officer and Director	October 2, 2025
Eric Morgen, M.D.

/s/ Jean-Pierre Garnier	Chair of the Board and Director	October 2, 2025
Jean-Pierre Garnier, Ph.D.

/s/ Michael Davidson	Director	October 2, 2025
Michael Davidson, M.D.

/s/ Patrick Enright	Director	October 2, 2025
Patrick Enright, M.B.A.

/s/ James Healy	Director	October 2, 2025
James Healy, M.D., Ph.D.

/s/ Rekha Hemrajani	Director	October 2, 2025
Rekha Hemrajani, M.B.A.

/s/ Vijay Pande	Director	October 2, 2025
Vijay Pande, Ph.D.